Exhibit 23
Consent of Independent Registered Public Accounting Firm

To the Board of Directors of General Dynamics Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-107901, 333-159038, 333-159045, 333-181124, 333-186575, 333-186578, 333-208667, 333-217656, 333-224138, and 333-226587) on Form S-8 and in the registration statement No. 333-223853 on Form S-3ASR of General Dynamics Corporation of our reports dated February 13, 2019, with respect to:

•
the Consolidated Balance Sheets of General Dynamics Corporation as of December 31, 2018 and 2017, the related Consolidated Statements of Earnings, Comprehensive Income, Cash Flows, and Shareholders’ Equity for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the Consolidated Financial Statements), and

•	the effectiveness of internal control over financial reporting as of December 31, 2018,

which reports appear in the December 31, 2018 annual report on Form 10-K of General Dynamics Corporation.

/s/ KPMG LLP

McLean, Virginia
February 13, 2019